UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2007

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John’s Boulevard
Louisville, Kentucky		40299-2367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2007, Papa John’s International, Inc. (the “Company”), entered into an Agreement for Services as Chairman (the “Chairman Agreement”), an Agreement for Services as Founder (the “Founder Agreement”) and an Exclusive License Agreement (the “License Agreement”, and together with the Chairman Agreement and the Founder Agreement, the “Agreements”) with its Founder Chairman, John Schnatter.  In a current report on Form 8-K previously filed with the Securities and Exchange Commission on May 15, 2007, the Company announced the change in position for Mr. Schnatter, from Executive Chairman to non-employee, Founder Chairman, effective May 10, 2007. As Founder Chairman, Mr. Schnatter is no longer an executive officer or employee of the Company but remains Chairman of the Company’s Board of Directors.  The Agreements define Mr. Schnatter’s continuing roles in the Company, including without limitation, chairing the Company’s Board of Directors, attending major corporate events, making visits to domestic and international franchises, participating in monthly quality meetings with management, participating in meetings with investors, and acting as advertising and brand spokesperson for the Company.

In these roles, Mr. Schnatter will serve without salary and will receive compensation in the form of stock option grants. Under each of the Chairman and Founder Agreements, the Company agreed to make annual grants of stock options to Mr. Schnatter with a minimum aggregate value of $300,000, or such greater amount as may be determined by the Compensation Committee of the Board of Directors.  The specific terms of each such grant of stock options, including the grant date and exercise price, will be determined by the Compensation Committee. The  Company also agreed in the Founder and Chairman Agreements to reimburse Mr. Schnatter for expenses incurred by him in connection with Company business pursuant to Company policy, provided that reimbursement for air travel aboard private aircraft (including any aircraft owned by Mr. Schnatter) under both agreements shall not exceed $300,000 per year without the written consent of the Compensation Committee. The Chairman Agreement will remain in effect so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by the Company’s Board of Directors.  The Founder Agreement will remain in effect until terminated by either party on thirty days’ notice.

Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company’s current and future operation, and franchising, of pizza delivery and carry-out businesses and restaurants, including sales of related goods and services under the Papa John’s brand, in the United States and internationally.  This license grant allows the Company to use Mr. Schnatter’s image, voice, photographs, and film footage  in connection with the Company’s marketing and promotion of the Papa John’s brand, both in the United States and internationally. The Company agreed that in exchange for the exclusive license grant, it will grant options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated). Subject to termination provisions contained in the License

Agreement, the term of the License Agreement continues for fifty (50) years following Mr. Schnatter’s death.

The foregoing descriptions of the Agreements are qualified by the full text of each Agreement, incorporated herein by reference to Exhibits 10.1, 10.2 and 10.3, respectively.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) The text of Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement for Services as Chairman between John Schnatter and Papa John’s International, Inc., dated August 9, 2007.

10.2	Agreement for Services as Founder between John Schnatter and Papa John’s International, Inc., dated August 9, 2007.

10.3	Exclusive License Agreement between John Schnatter and Papa John’s International, Inc., dated August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: August 14, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial
Officer